EXHIBIT 5


CERTILMAN BALIN                                     90 MERRICK AVENUE
ATTORNEYS                                           EAST MEADOW, NY 11554
                                                    PHONE: 516.296.7000
                                                    FAX: 516.296.7111
                                                    ww.certilmanbalin.com

GAVIN C. GRUSD
PARTNER
DIRECT DIAL : 516.296.7071
ggrusd@certilmanbalin.com

                                       November 30, 2005

NextPhase Wireless, Inc.
300 South Harbor Boulevard
Suite 500
Anaheim, California 92805

                        Re: Registration of 20,000,000 Common Shares, par value $.001 per share, under the Securities Act of 1933, as amended


Gentlemen:

        In our capacity as counsel to NextPhase Wireless, Inc., a Nevada corporation (the "Company"), we have been asked to render this opinion in
connection   with  a   Registration   Statement   on  Form   S-8   being   filed
contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering the issuance of an aggregate of 20,000,000 Common Shares, par value $.001 per share, of the Company (the "Common Shares") pursuant to NextPhase Wireless, Inc.'s 2005 Employee Stock Compensation Plan (the "Plan").

        In that connection, we have examined the Articles of Incorporation, as amended to date and the By-Laws of the Company, as amended to date, the Registration Statement, and the Plan and are familiar with corporate proceedings of the Company relating to the issuance of the Common Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

        For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof, (v) the valid adoption of all resolutions reflected in the minutes of the proceedings of the Board of Directors with respect to the issuance of the Common Shares and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

        Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued pursuant to the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

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CERTILMAN BALIN
ATTORNEYS
Page 2 of 2

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

        Our examination of law relevant to the matters covered by this opinion is limited to the federal laws of the United States of America and the General Corporation Law of Nevada and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

        This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

        We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.


                                       Very truly yours,

                                       CERTILMAN BALIN ADLER & HYMAN, LLP

                                       By:  /s/ Gavin C. Grusd
                                            ------------------------------------
                                            Gavin C. Grusd, a Member of the Firm